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                                                                     Exhibit 3.1

                       Certificate of Limited Partnership
                                       of
                     Ford Credit Auto Receivables Two L.P.


                 1. The name of this Limited Partnership is Ford Credit Auto Receivables Two L.P.
                 2. The registered office of this Limited Partnership in the State of Delaware is located at the Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
                 3. The name of the General Partner is Ford Credit Auto Receivables Two, Inc. Ford Credit Auto Receivables Two, Inc. is located at The American Road, Dearborn, Michigan 48121.
                 The undersigned, the General Partner named above, hereby certifies that the facts stated above are true as of this 23rd day of February, 1996.



                                        FORD CREDIT AUTO
                                        RECEIVABLES TWO, INC.,
                                        General Partner



                                        By: \s\ Hurley D. Smith
                                           -----------------------
                                           Name:  Hurley D. Smith
                                           Title:  Secretary